EXHIBIT 10(y)



                            [SOTHEBYS LETTERHEAD]


April 21, 1995

Mr A.G Hazell
Coutts and Co.
15 Lombard Street
London EC3V 9AU

Dear Mr. Hazell,

In regards to the Henry Wyndham loan, as we discussed, I am happy to confirm that the existing Sotheby's Guarantee may cover the additional funding of B.P. 15,000. The Sotheby's Guarantee remains intact at the level originally agreed upon.

Thank you very much for your help in regards to this matter.



Best regards,


/s/ Susan Alexander
-------------------------
Susan Alexander
Senior Vice President
Director, Human Resources